Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anavex Life Sciences Corp.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 28, 2020, relating to the consolidated financial statements of Anavex Life Sciences Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020.

/s/BDO USA, LLP

New York, New York

April 9, 2021